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                                                                    Exhibit 8

                          [SWIDLER & BERLIN, CHARTERED]


                                       July 8, 1998


CRIIMI MAE Inc.
The CRI Building
11200 Rockville Pike
Rockville, MD  20852

              RE:     Registration Statement on Form S-3

Gentlemen:

        We have acted as counsel to CRIIMI MAE Inc., a Maryland corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3, Commission File No. 333- (the "Registration Statement"), filed with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,700,000 shares of the Company's common stock, par value $.01 per share ("Common Shares"), which Common Shares may be sold by the Company from time to time pursuant to the CRIIMI MAE Inc. Dividend Reinvestment and Stock Purchase Plan, as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. ss.ss. 229.601(b)(8), in connection with the Registration Statement.

        In issuing this opinion, we have examined (1) the Registration Statement, including the Prospectus, (2) the Company's Articles of Incorporation, as amended, and (3) such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinions set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to all originals of all documents submitted to us as copies. The opinions set forth in this letter are premised on certain written representations of the Company contained in a letter to us of even date herewith.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), relevant judicial authorities, rulings of the United States Internal Revenue Service (the "Service"), and such other authorities as we deemed relevant. The Code, Treasury Regulations, judicial decisions, rulings and other authorities that we have considered are subject to change at any time and with retroactive effect. A change in any of the authorities upon which our


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CRIIMI MAE Inc.
July 8, 1998
Page 2

opinion is based could affect our conclusions. Moreover, relevant laws could change in a manner that could adversely affect the Company or its stockholders. We undertake no obligation to inform you of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. Capitalized terms used in this opinion letter and not otherwise defined are as defined in the Prospectus.

         The Company is intended to qualify as a real estate investment trust ("REIT") under the Code. Based upon and subject to the foregoing, it is our opinion that:

         (1) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of the taxable years it has been in existence, and the Company's current organization and method of operation will enable it to continue to meet the requirements for qualification as a REIT for each of its subsequent taxable years; and

         (2) the discussions in the Registration Statement and Prospectus under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" are correct in all material respects and fairly summarize the United States federal income tax considerations that are likely to be material to a holder of Common Shares of the Company.

         The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us as counsel, and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Service. There can be no assurance that a court or the Service will agree with our opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

         For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues in the sections of the Registration Statement and the Prospectus under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.


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CRIIMI MAE Inc.
July 8, 1998
Page 3

         This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                                                Very truly yours,


                                                /s/  Swidler & Berlin, Chartered